UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

EIDOS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38533	46-3733671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 2000

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 887-1471

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	EIDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

As previously disclosed, on October 5, 2020, Eidos Therapeutics, Inc., a Delaware corporation (the “Company” or “Eidos”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BridgeBio Pharma, Inc., a Delaware corporation (“BridgeBio”), Globe Merger Sub I, Inc., a Delaware corporation and indirect wholly-owned subsidiary of BridgeBio (“Merger Sub I”) and Globe Merger Sub II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of BridgeBio (“Merger Sub II”). The Merger Agreement provides for, among other things, the merger of Merger Sub I with and into Eidos (the “Initial Merger”), with Eidos continuing as the surviving corporation and immediately thereafter, the merger of Eidos with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II continuing as the surviving corporation (the “Surviving Corporation”).

On January 26, 2021 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, the Mergers were completed. At the effective time of the Initial Merger (the “Effective Time”), the separate corporate existence of Merger Sub I ceased, and Eidos survived the Initial Merger as a wholly-owned subsidiary of BridgeBio. Immediately after the Initial Merger, Eidos merged with and into Merger Sub II and the separate corporate existence of Eidos thereupon ceased, with Merger Sub II being renamed Eidos Therapeutics, Inc. and continuing on as the Surviving Corporation and as an indirect wholly owned subsidiary of BridgeBio.

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2021, the Company entered into a First Loan Modification Agreement (“Loan Modification Agreement”) with Silicon Valley Bank (“SVB”) and Hercules Capital, Inc. (“Hercules”).

The Loan Modification Agreement revises certain provisions of the Loan and Security Agreement dated as of November 13, 2019, among the Company, SVB and Hercules (as may be amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). In particular, the Loan Modification Agreement amends the financial covenants of the Company in the existing Loan Agreement and provides for the consent of SVB and Hercules to the Mergers subject to, among other things, the Surviving Corporation’s assumption, upon effectiveness of the Mergers, of all of the Company’s obligations under the Loan Agreement, as amended by the Loan Modification Agreement. No new securities or derivatives in the Registrant are being issued in connection with the Loan Modification Agreement.

The foregoing summary of the Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Modification Agreement filed herewith as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above, at the Effective Time on the Closing Date, BridgeBio completed its previously announced acquisition of Eidos. As a result of the Mergers, Eidos became an indirect wholly-owned subsidiary of BridgeBio. At the Effective Time, each share of the common stock, par value $0.001 per share, of Eidos (“Eidos Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Eidos Common Stock (i) owned by Eidos as treasury stock, (ii) owned by Eidos, BridgeBio, Merger Sub, Merger Sub II or any other direct or indirect wholly owned subsidiary of BridgeBio and, in each case, not held on behalf of third parties and (iii) shares of Eidos Common Stock that are subject to Eidos Restricted Share Awards (as defined below)) was converted into the right to receive, at the election of each Eidos stockholder, either (1) 1.85 shares of common stock of BridgeBio (“BridgeBio Common Stock”) (the “Stock Consideration”) or (2) $73.26 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”), subject to proration to ensure that the aggregate amount of cash consideration payable in the Mergers was no greater than $175 million.

Immediately prior to the Effective Time, (i) each option to purchase Eidos Common Stock (an “Eidos Option”) was converted into an option, on the same terms and conditions applicable to such Eidos Option immediately prior to the Effective Time, to purchase a specified number of shares of BridgeBio Common Stock, calculated pursuant to the terms of the Merger Agreement, and (ii) each outstanding award of shares of Eidos Common Stock that was subject to forfeiture conditions (subject to certain exceptions) (each, an “Eidos Restricted Share Award”) was converted into an award, on the same terms and conditions applicable to such Eidos Restricted Share Award immediately prior to the Effective Time, covering a number of whole restricted shares of BridgeBio Common Stock, calculated pursuant to the terms of the Merger Agreement, with any fractional shares being paid out to the holder of such Eidos Restricted Share Award in cash.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Mergers, the Company notified The Nasdaq Global Select Market (the “Nasdaq”) that trading in Eidos Common Stock should be suspended and listing of Eidos Common Stock on the Nasdaq should be removed. Trading of Eidos Common Stock on the Nasdaq was suspended prior to the opening of business on January 26, 2021. The Company also requested that the Nasdaq file with the SEC an application on Form 25 to delist and deregister Eidos Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information in the Introductory Note above and in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The foregoing description of the Merger Agreement is not complete and is subject and entirely qualified by reference to the full text of the Merger Agreement.

Item 5.01	Changes in Control of Registrant

As a result of the consummation of the Initial Merger, a change of control of the Company occurred, and the Company became an indirect, wholly-owned subsidiary of BridgeBio.

The information set forth above in the Introductory Note under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the consummation of the Mergers, each of Suzanne Hooper, Neil Kumar, William Lis, Douglas “Duke” Rohlen, Ali Satvat and Uma Sinha ceased to be directors of the Company. Additionally, effective as of the Effective Time, Jonathan Barr and Cameron Turtle became directors of the Company.

On January 26, 2021, in connection with the consummation of the Mergers, the Board of Directors of the Company approved the termination of the Eidos Therapeutics, Inc. 2018 Employee Stock Purchase Plan, which termination became effective immediately prior to the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

At the Effective Time, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Eidos were amended and restated to be substantially identical to the Certificate of Incorporation and Bylaws of Merger Sub I, as in effect immediately prior to the closing of the Initial Merger.

Immediately thereafter, upon the effectiveness of the Subsequent Merger, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Merger Sub II, as in effect immediately prior to the closing of the Subsequent Merger, continued to be Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Surviving Corporation.

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Surviving Corporation are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 5, 2020, by and among Eidos Therapeutics, Inc., BridgeBio Pharma, Inc., Globe Merger Sub I, Inc. and Globe Merger Sub II, Inc. (incorporated by reference to Exhibit 2.1 to Eidos Therapeutics, Inc.’s Current Report on Form 8-K filed on October 7, 2020, Commission file number 001-38533).

3.1	Amended and Restated Certificate of Incorporation of Eidos Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Eidos Therapeutics, Inc.

10.1	First Loan Modification Agreement, dated January 25, 2021, to the Loan and Security Agreement, by and between Eidos Therapeutics, Inc., as borrower, Silicon Valley Bank, as administrative agent, collateral agent, and lender and Hercules Capital, Inc., as lender, dated November 13, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021

EIDOS THERAPEUTICS, INC.

By:	/s/ Cameron Turtle
Name:	Cameron Turtle
Title:	Chief Business Officer